UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 20, 2022

Perrigo Company plc

(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Sharp Building, Hogan Place, Dublin 2, Ireland D02 TY74

+353 1 7094000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, €0.001 par value	PRGO	New York Stock Exchange
4.000% Notes due 2023	PRGO23	New York Stock Exchange
3.900% Notes due 2024	PRGO24	New York Stock Exchange
4.375% Notes due 2026	PRGO26	New York Stock Exchange
3.150% Notes due 2030	PRGO30	New York Stock Exchange
5.300% Notes due 2043	PRGO43	New York Stock Exchange
4.900% Notes due 2044	PRGO44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 8, 2018, Perrigo Company plc, a public limited company organized under the laws of Ireland (the “Company”), and Perrigo Finance Unlimited Company, a public unlimited company organized under the laws of Ireland and a wholly-owned finance subsidiary of the Company (“Perrigo Finance”), entered into a Revolving Credit Agreement by and among the Company, Perrigo Finance, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Existing Revolving Credit Agreement”).

On August 15, 2019, the Company and Perrigo Finance entered into a Term Loan Credit Agreement by and among the Company, Perrigo Finance, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Existing Term Loan Credit Agreement” and, together with the Existing Revolving Credit Agreement, the “Existing Credit Agreements”).

On April 20, 2022 (the “Effective Date”), the Company terminated the Existing Credit Agreements and, pursuant to a new Credit Agreement (the “New Credit Agreement”), entered into new senior secured credit facilities that consists of (i) a $1.0 billion five-year revolving credit facility (the “New Revolving Facility”), (ii) a $500 million five-year term loan A facility (the “New Term Loan A Facility”) and (iii) a $1.1 billion seven-year term loan B facility (the “New Term Loan B Facility” and, together with the New Term Loan A Facility, the “New Term Loan Facilities,” and the New Term Loan Facilities together with the New Revolving Facility, the “New Senior Secured Credit Facilities”). The New Senior Secured Credit Facilities are being incurred by the Company’s indirect wholly-owned subsidiary, Perrigo Investments, LLC (“Perrigo Investments”) and will be guaranteed, along with any hedging or cash management obligations entered into with a lender, by the Company and certain other wholly-owned subsidiaries of the Company. Perrigo Investments and the subsidiaries of the Company that guarantee the New Senior Secured Credit Facilities (the “Loan Parties”) will also provide guarantees of the Company’s and Perrigo Finance’s other existing notes.

The Loan Parties’ obligations under the New Credit Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (ii) so long as certain notes of the Company have been paid off in full and other conditions have been satisfied, all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The New Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Company and its consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The New Credit Agreement contains financial covenants that require the Company and its restricted subsidiaries not to (i) exceed a maximum secured net leverage ratio or (ii) fall below a cash interest coverage ratio.

The New Credit Agreement contains events of default that are customary for a facility of this nature, including (subject in certain cases to grace periods and thresholds) non-payment of principal, non-payment of interest, fees or other amounts, material inaccuracy of representations and warranties, violation of covenants, payment cross-default to other material indebtedness, bankruptcy or insolvency events, failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby, material judgment defaults and change of control as specified in the New Credit Agreement. If an event of default occurs, the maturity of amounts owed may be accelerated.

In the ordinary course of their business, the financial institutions party to the New Credit Agreement and certain of their affiliates have in the past and/or may in the future engage in investment and commercial banking or other transactions of a financial nature with the Company or its affiliates, including the provision of certain advisory services and the making of loans to the Company and its affiliates in the ordinary course of their business for which they will receive customary fees or expenses.

The foregoing description of the New Credit Agreement and New Senior Secured Credit Facilities does not propose to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02. The Company and Perrigo Finance have terminated each of the Existing Revolving Credit Agreement and Existing Term Loan Credit Agreement pursuant to their terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On April 20, 2022, the Company issued notices of redemption to (i) redeem all of its outstanding 4.00% Senior Notes due 2023 (the “4.00% Notes”) and (ii) redeem all of Perrigo Holding N.V.’s outstanding 5.1045% Guaranteed Senior Notes due 2023 (the “5.1045% Notes” and, together with the 4.00% Notes, the “Redemption Notes”). The Company expects to redeem the Redemption Notes on May 20, 2022 using proceeds from the New Term Loan Facilities.

In addition, on April 20, 2022, the Company issued a press release announcing the closing of the New Senior Secured Credit Facilities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Description

10.1	Term Loan and Revolving Credit Agreement by and among Perrigo Company plc, as parent, Perrigo Investments, LLC, as a borrower, the Designated Borrowers, the Lenders, the Issuing Banks, and the Swing Line Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, and as Collateral Agent, dated as of April 20, 2022*

99.1	Press Release issued by Perrigo Company plc on April 20, 2022

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
PERRIGO COMPANY PLC

	By:	/s/ Raymond P. Silcock
Dated: April 20, 2022		Raymond P. Silcock
Chief Financial Officer